As filed with the Securities and Exchange Commission on January 20, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIMECAST LIMITED

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Bailiwick of Jersey	Not applicable
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Peter Bauer

Chief Executive Officer

CityPoint, One Ropemaker Street, Moorgate

London EC2Y 9AW

United Kingdom

+44 0207 847 8700

(Address and telephone number of Registrant’s principal executive offices)

Mimecast North America, Inc.

480 Pleasant Street

Watertown, MA 02472

+1 781 996 5340

Attention: Peter Campbell

(Name, address and telephone number of agent for service)

Copies to:

Mark J. Macenka Michael J. Minahan Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Tel: (617) 570-1000	Robert P. Nault Mimecast North America, Inc. 480 Pleasant Street Watertown, MA 02472 +1 781 996 5340

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering	(1)	(2)	$50,000,000(3)	$5,795(3)
Ordinary Shares, nominal value $0.012 per share(4)
Preferred Shares, nominal value $0.012 per share
Debt Securities
Warrants
Units
Primary Offering Total			$50,000,000
Secondary Offering	(5)	(6)	(6)
Ordinary Shares, nominal value $0.012 per share	20,539,000	$21.28	$437,069,920	$50,656.40
Total			$487,069,920	$56,451.40

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may be sold from time to time at indeterminate prices, with any initial offering price not to exceed $50,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. Any separate consideration received for securities that are issuable upon exercise, conversion, or exchange of other securities or that are issued in units is included in, and subject to, the maximum aggregate offering price of all securities sold pursuant to this registration statement of $50,000,000.
(2)	The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this Registration Statement exceed $50,000,000.
(4)	Subject to the maximum aggregate offering price of all securities sold hereunder set forth above, there is being registered hereunder an indeterminate number of shares of ordinary shares as may from time to time be sold at indeterminate prices hereunder, and an indeterminate number of shares of ordinary shares as may from time to time be issued upon conversion of convertible securities and upon exercise of warrants, which may be sold hereunder.
(5)	Up to 20,539,000 ordinary shares may be sold from time to time pursuant to this Registration Statement by the selling shareholders named herein. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. In accordance with Rule 457(c) of the Securities Act of 1933, as amended, the proposed maximum offering price per share shown is the average of the high and low selling prices of the ordinary shares on January 18, 2017 as reported on the NASDAQ Global Select Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This information in this prospectus is not complete and may be changed. We and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 20, 2017

PROSPECTUS

$50,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Units

20,539,000

Ordinary Shares

Offered by Selling Shareholders

We may offer securities, warrants, units, debt securities, ordinary shares or preferred shares from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the other securities so listed. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate public offering price of up to $50,000,000. In addition, certain selling shareholders may, from time to rime, sell ordinary shares, as described in the section “Selling Shareholders” and in any prospectus supplement. We will not receive any of the proceeds from the sale of the shares hereunder by the selling shareholders.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “MIME.” On January 18, 2017, the last reported sale price of our ordinary shares on the NASDAQ Global Select Market was $21.63 per share.

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2017.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” For this purpose, any statements contained herein, other than statements of historical fact, including statements regarding: our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; our product development, and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. We may, in some cases, use words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risks described under the heading “Risk Factors” in this prospectus and our most recent annual report on Form 20-F, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission, or the “SEC.” If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future.

You should rely only on information contained, or incorporated by reference, in this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference in this prospectus, and any applicable prospectus supplement or free writing prospectus and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Before deciding to purchase our securities, you should carefully consider the risk factors included or incorporated herein by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement, any free writing prospectus and in the documents incorporated by reference.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell from time to time any combination of the securities described in this prospectus having an aggregate public offering price of $50,000,000 in one or more offerings. In addition, the selling shareholders may sell from time to time up to 20,539,030 ordinary shares in one or more offerings. We will not receive any proceeds from the sale of shares by the selling shareholders. This prospectus provides you with a general description of the securities we and the selling shareholders may offer. When we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Depending on the method of distribution, a prospectus supplement may also be filed in connection with certain sales of ordinary shares by the selling shareholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” and “Incorporation Of Certain Information By Reference.”

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of Mimecast Limited and certain material terms of the securities that may be offered that are known as of the date of this prospectus. Before you decide to invest in our securities, you should carefully consider the risks and discussion of risks set forth under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended March 31, 2016, filed with the SEC on May 25, 2016, and the subsequent Annual Reports on Form 20-F that we file with the SEC. When we use the words “the Company,” “we,” “us,” “ours” and “our,” we are referring to Mimecast Limited and its consolidated subsidiaries. For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that we may offer;

•	the accompanying prospectus supplement for such issuance, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and

•	the documents referred to in “Where You Can Find Additional Information” for information about us, including our financial statements.

Our Company

We are a leading provider of next generation cloud security and risk management services for corporate information and email. Our fully-integrated suite of proprietary cloud services protects customers of all sizes from the significant business and data security risks to which their email system exposes them. We protect customers from today’s rapidly changing threat landscape where email has become a powerful attack vector and data leak concern. We also mitigate the significant business disruption that email failure or downtime causes. In addition, our archiving services secure, store and manage critical corporate communications and information to address growing compliance and e-discovery requirements and enable customers to use this increasing archive of information to improve employee productivity.

Email is a critical tool for organizations of all sizes. Protecting and managing email has become more complicated due to expanding security and compliance requirements and the rapid increase in both the volume and the importance of the information transmitted via email. Organizations are increasingly at risk from security breaches of sensitive data as sophisticated email-based attacks or data leaks have become more common. Additionally, organizations are not just using email for communication, they are also increasing their use of email archives as an active repository of vital corporate information needed to meet compliance requirements and support employee productivity. As a result, email represents one of the highest concentrations of business risk that organizations may face.

Traditional approaches to addressing these risks have left customers managing disparate point products from multiple vendors that are often hard to use, costly to manage, difficult to scale, can fail to fully address today’s increasing and rapidly changing threats, and limit the use of corporate information to enhance productivity. These approaches also suffer from inefficient over-provisioning because of the need to resource for occasional peak demand. The resulting infrastructure complexity caused by disparate products and legacy architectures also makes it difficult to move more IT workloads to the cloud, which continues to be an increasing priority of organizations of all sizes.

We developed our proprietary cloud architecture to offer customers comprehensive email security, continuity and archiving capabilities in a single service that makes it easier for them to protect themselves effectively in a worsening and rapidly changing security and risk environment. Providing a fully-integrated service also simplifies ongoing management and service deployment. Customers can then decommission the often costly and complex point products and on-premises technology they have traditionally used to tackle these risks. We also make it easier for customers to move more of their IT workloads to the cloud.

We serve approximately 21,800 customers and protect millions of their employees across the world. Our service scales effectively to meet the needs of customers of all sizes and we have optimized our sales organization and channel to address each segment effectively. We have more than 700 employees in nine offices in the United States, the United Kingdom, Australia and South Africa. For the fiscal years ended March 31, 2016, 2015 and 2014, our revenues were $141.8 million, $116.1 million and $88.3 million, respectively, representing year-over-year growth of 22% for 2016 and 31% for 2015. Our net loss was $3.2 million in the fiscal year ended March 31, 2016. Our net income was $0.3 million in the fiscal year ended March 31, 2015. Our net loss was $16.9 million in the fiscal year ended March 31, 2014. For the six months ended September 30, 2016 and 2015, our revenues were $85.8 million and $67.8 million, respectively, representing year-over-year growth for the period of 27%.

Mimecast Limited was incorporated under the laws of the Bailiwick of Jersey with company number 119119 on July 28, 2015 as a public company limited by shares. On November 4, 2015, Mimecast Limited became the holding company of Mimecast UK, a private limited company incorporated in 2003 under the laws of England and Wales, and its subsidiaries by way of a share-for-share exchange in which the shareholders of Mimecast UK exchanged their shares in Mimecast UK for an identical number of shares of the same class in Mimecast Limited. Following the exchange, the historical consolidated financial statements of Mimecast UK became the historical consolidated financial statements of Mimecast Limited. On November 19, 2015, we completed our initial public offering in which we issued and sold 7,750,000 ordinary shares at a public offering price of $10.00 per share. On October 4, 2016, we completed a registered secondary public offering in which 4,600,000 ordinary shares were sold at a public offering price of $16.50 per share. All of the shares sold in the secondary offering were sold by our existing shareholders and we did not receive any proceeds from the sale of these shares.

Our ordinary shares are traded on the NASDAQ Global Select Market under the symbol “MIME”.

The Securities We or the Selling Shareholders May Offer

We may use this prospectus to offer any of the following types of securities having an aggregate public offering price of $50,000,000:

•	ordinary shares;

•	preferred shares;

•	debt securities;

•	warrants; and

•	units.

We may issue securities of the types listed above which are convertible or exchangeable for other securities so listed.

When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

In addition, the selling shareholders may sell up to 20,539,000 ordinary shares. We will not receive any proceeds from the sale of shares by the selling shareholders.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks associated with an investment in the securities. Depending on the method of distribution, a prospectus supplement may also be filed in connection with certain sales of ordinary shares by the selling shareholders. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Listing

Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “MIME.” If any other securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so state.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we have filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We file annual and other reports and other information with the SEC. Such filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any documents we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is current as of any date other than the date of that document. This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	our Annual Report on Form 20-F for the year ended March 31, 2016, filed with the SEC on May 25, 2016;

•	our Reports on Form 6-K, filed with the SEC on February 11, 2016, August 8, 2016, September 29, 2016, October 20, 2016, and November 9, 2016; and

•	the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-37637), filed with the SEC on November 16, 2015.

We will also incorporate by reference any future filings made with the SEC under the Exchange Act after (i) the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities under the registration statement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and Reports on Form 6-K containing our quarterly earnings releases and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.

You may request a copy of these filings, at no cost, by writing, telephoning or emailing us at the following address:

Mimecast Limited

Attention: Robert Sanders

480 Pleasant Street

Watertown, MA 02472

Telephone: 617-393-7050

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and discussion of risks set forth under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended March 31, 2016, filed with the SEC on May 25, 2016, and the other documents we have incorporated by reference in this prospectus, including the section entitled “Item 3. Key Information—D. Risk Factors” in future Annual Reports on Form 20-F that summarize the risks that may materially affect our business, before making an investment in our securities. Please see the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference.”

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the three most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of preference securities in the future.

USE OF PROCEEDS

Unless otherwise described in a prospectus supplement or related free writing prospectus, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, but are not limited to, working capital and other general corporate purposes, investing in and growing our research and development capabilities, as well as expanding our sales and marketing teams and other potential business development activities, including acquisitions of businesses or technologies. Pending any specific utilization, the proceeds from the sale of the offered securities may be invested in a manner designed to ensure levels of liquidity which correspond to our current and foreseeable cash needs. Such investments may include, but may not be limited to, short-term investments, including government bonds, or other interest-bearing investments.

We may raise additional funds from time to time through equity or debt financings not involving the issuance of securities described in this prospectus, including borrowings under credit facilities, to finance our business and operations and any acquisitions.

We will not receive any proceeds from the sale of our ordinary shares by any selling shareholder.

CAPITALIZATION

Information on our consolidated capitalization will be contained in a prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. We refer to the senior and subordinated debt and senior and subordinated convertible debt collectively as debt securities. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, a prospectus supplement or free writing prospectus will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the general terms we describe below.

We may issue senior debt securities from time to time, in one or more series, under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to this registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures.

None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

•	the maturity date;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our share capital or the share capital of our subsidiaries;

•	redeem share capital;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders or affiliates;

•	issue or sell shares of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may, from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (a) the payment of interest accruing prior to the issue date of such further debt securities or (b) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

Certain Terms of the Senior Debt Securities

Conversion or Exchange Rights. We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of senior debt securities may be convertible into or exchangeable for our ordinary shares, our preferred shares or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares, our preferred shares or other securities (including securities of a third-party) that the holders of the series of senior debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale. Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the senior indenture or the senior debt securities, as appropriate. If the senior debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the senior debt securities into securities that the holders of the senior debt securities would have received if they had converted the senior debt securities before the consolidation, merger or sale.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to any series of senior debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days (or such other period as may be specified for such series) and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise (and, if specified for such series, the continuance of such failure for a specified period), and the time for payment has not been extended;

•	if we fail to observe or perform any other covenant contained in the senior debt securities or the senior indenture, other than a covenant that is specifically dealt with elsewhere in the senior indenture, and our failure continues for 90 days after we receive notice from the senior trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of senior debt securities.

If an event of default with respect to senior debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the senior trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series, by notice to us in writing, and to the senior trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of senior debt securities then outstanding shall be due and payable without any notice or other action on the part of the senior trustee or any holder.

Unless otherwise specified in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

The holders of a majority in principal amount of the outstanding senior debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the senior indenture. Any waiver shall cure the default or event of default.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the senior trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of, premium, if any, on or interest on such senior debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee or exercising any trust or power conferred on the senior trustee with respect to such senior debt securities. However, the senior trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the senior trustee in personal liability or that the senior trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder of the senior debt securities of any series will have the right to institute a proceeding under the senior indenture or to appoint a receiver or senior trustee, or to seek other remedies if:

•	the holder has given written notice to the senior trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request, and such holders have offered reasonable indemnity to the senior trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•	the senior trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of senior debt securities if we default in the payment of the principal, premium, if any, or interest on, the senior debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

Modification and Waiver. We and the senior trustee may amend, supplement or modify the senior indenture or the senior debt securities without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the senior indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement or any free writing supplement;

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of senior debt securities;

•	to evidence the succession of another corporation, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form of any certifications required to be furnished pursuant to the terms of the senior indenture or any series of senior debt securities, or to add to the rights of the holders of any series of senior debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor senior trustee or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to make any change to the senior debt securities of any series, so long as no senior debt securities of such series are outstanding;

•	to provide for uncertificated senior debt securities and to make all appropriate changes for such purpose;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the senior indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of senior debt securities of any series.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the stated maturity of any senior debt securities;

•	reduces the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any senior debt securities;

•	reduces the rate or extends the time of payment of interest on any senior debt securities; or

•	reduces the percentage of senior debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Satisfaction and Discharge. We can elect satisfy and discharge our obligations with respect to one or more series of senior debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the senior trustee;

•	compensate and indemnify the senior trustee; and

•	appoint any successor senior trustee.

In order to exercise our rights to be discharged, we must deposit with the senior trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the senior debt securities of the series on the dates payments are due.

Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back a holder’s senior debt securities and gave such holder his or her share of the cash and debt securities or bonds deposited in trust. In that event, such holder could recognize gain or loss on the senior debt securities such holder gives back to us. Holders of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Information Concerning the Trustee. The senior trustee, other than during the occurrence and continuance of an event of default under the senior indenture, undertakes to perform only those duties as are specifically set forth in the applicable senior indenture and no implied covenants or obligations shall be read into the senior indenture against the senior trustee. Upon the occurrence and during the continuation of an event of default under the senior indenture, the senior trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

Subject to this provision, the senior trustee is under no obligation to exercise any of the powers given it by the senior indenture at the request of any holder of senior debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement or free writing prospectus relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, on or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of, or premium, if any, on and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

Ranking of Debt Securities

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness (including senior debt securities) to the extent described in a prospectus supplement or free writing prospectus.

Warrants

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase securities in one or more series. Warrants may be offered independently or together with ordinary shares or units offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We may issue warrants for the purchase of ordinary shares, preferred shares and/or debt securities in one or more series. We may issue warrants independently or together with ordinary shares, preferred shares and/or debt securities, and the warrants may be attached to or separate from these securities.

A series of warrants may be issued under a separate warrant indenture between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant indenture will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Units

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of ordinary shares, preferred shares, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

We may issue units consisting of one or more ordinary shares, warrants or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

DESCRIPTION OF SHARE CAPITAL

This section describes the general terms of our ordinary shares that we and/or the selling shareholders may offer and the preferred shares that we may offer from time to time. For more detailed information, a holder of our shares should refer to our certificate of incorporation and our Articles of Association, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

Our company was established under the laws of Jersey, Channel Islands, on July 28, 2015 with registered number 119119. Our register of members is kept at Queensway House, Hilgrove Street, St. Helier, Jersey JE1 1ES and our U.S. Branch register is held at 250 Royall Street, Canton, MA 02021. Our registered office is 22 Grenville Street, St. Helier, Jersey JE4 8PX. Our secretary is Peter Campbell and our assistant secretary is Mourant Ozannes Secretaries (Jersey) Limited. Under our Memorandum and Articles of Association, our authorized share capital consists of 300,000,000 ordinary shares, nominal value $0.012 per share and 5,000,000 preferred shares, nominal value $0.012 per share.

Issued Share Capital

Our issued share capital as of September 30, 2016 was 54,831,388 ordinary shares with a nominal value of $0.012 per share. Each issued ordinary share is fully paid. We currently have no deferred shares in our issued share capital.

Ordinary Shares

The holders of ordinary shares are entitled to receive dividends in proportion to the number of ordinary shares held by them. Holders of ordinary shares are entitled, in proportion to the number of ordinary shares held by them, to share in any surplus in the event of our winding up. The holders of ordinary shares are entitled to receive notice of, attend either in person or by proxy or, being a corporation, by a duly authorized representative, and vote at general meetings of shareholders.

Preferred Shares

Pursuant to Jersey law and our Memorandum and Articles of Association, our board of directors by resolution may establish one or more classes of preferred shares having such number of shares, designations, dividend rates, relative voting rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established would be preferential to the rights attaching to our ordinary shares and could also have the effect of discouraging an attempt to obtain control of us.

Options

As of September 30, 2016, there were options to purchase 7,687,667 ordinary shares outstanding.

Anti-Takeover Effects of Certain Provisions of Our Articles of Association

General

Our Articles of Association contain provisions that could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions, as well as our ability to issue preferred shares, are designed to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also intended to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeovers of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our ordinary shares and also may limit the price that investors are willing to pay in the future for our ordinary shares. These provisions may also have the effect of preventing changes in our management. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms. A description of these provisions is set forth below.

Staggered Board of Directors

Our Articles of Association provide for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our shareholders. The terms of the Class I, Class II and Class III directors will expire in 2017, 2018 and 2019, respectively. Our shareholders will elect only one class of directors each year. We believe that classification of our board of directors will help to ensure the continuity and stability of our business strategies and policies as determined by our board of directors. There is no cumulative voting in the election of directors. As such, this classified board provision could have the effect of making the replacement of incumbent directors more time-consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors also may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our shareholders to be in their best interest.

Issuance of Preferred Shares

The ability to authorize and issue preferred shares is vested in our board of directors, which makes it possible for our board of directors to issue preferred shares with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

No Shareholder Action by Written Consent

Our Articles of Association provide that all shareholder actions are required to be taken by a vote of the shareholders at an annual or special meeting, and that shareholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take shareholder actions and would prevent the amendment of our Articles of Association or Memorandum of Association or removal of directors by our shareholders without holding a meeting of shareholders.

Advance Notice Procedure

Our Articles of Association provide an advance notice procedure for shareholders to nominate director candidates for election, including proposed nominations of persons for election to the board of directors. Subject to the rights of the holders of any series of preferred shares, only persons nominated by, or at the direction of, our board of directors or by a shareholder who has given proper and timely notice to our secretary prior to the meeting, will be eligible for election as a director. In addition, any proposed business other than the nomination of persons for election to our board of directors must constitute a proper matter for shareholder action pursuant to the notice of meeting delivered to us. For notice to be timely, it must be received by our secretary not less than 90 nor more than 120 calendar days prior to the first anniversary of the previous year’s annual meeting (or if the date of the annual meeting is advanced more than 30 calendar days or delayed by more than 60 calendar days from such anniversary date, not earlier than the 120th calendar day nor more than 90 days prior to such meeting or the 10th calendar day after public announcement of the date of such meeting is first made). These advance notice provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of us.

Limitation of Liability of Directors and Officers

Our Articles of Association include provisions that indemnify, to the fullest extent allowable under Jersey law, the personal liability of directors or officers for monetary damages for actions taken as our director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. However, exculpation does not apply if the directors acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from their actions as directors. We will also be expressly authorized to advance certain reasonable expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities.

We believe that the limitation of liability and indemnification provisions in our Articles of Association and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Other Jersey, Channel Islands Law Considerations

Purchase of Own Shares

As with declaring a dividend, we may not buy back or redeem our shares unless our directors who are to authorize the buyback or redemption have made a statutory solvency statement that, immediately following the date on which the buyback or redemption is proposed, the company will be able to discharge its liabilities as they fall due and, having regard to prescribed factors, the company will be able to continue to carry on business and discharge its liabilities as they fall due for the 12 months immediately following the date on which the buyback or redemption is proposed (or until the company is dissolved on a solvent basis, if earlier).

If the above conditions are met, we may purchase shares in the manner described below.

We may purchase on a stock exchange our own fully paid shares pursuant to a special resolution of our shareholders adopted in November 2015.

We may purchase our own fully paid shares otherwise than on a stock exchange pursuant to a special resolution of our shareholders, but only if the purchase is made on the terms of a written purchase contract which has been approved by an ordinary resolution of our shareholders. The shareholder from whom we propose to purchase or redeem shares is not entitled to take part in such shareholder vote in respect of the shares to be purchased.

We may fund a redemption or purchase of our own shares from any source. We cannot purchase our shares if, as a result of such purchase, only redeemable shares would remain in issue.

If authorized by a resolution of our shareholders, any shares that we redeem or purchase may be held by us as treasury shares. Any shares held by us as treasury shares may be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them. Shares redeemed or purchased by us are cancelled where we have not been authorized to hold these as treasury shares.

Mandatory Purchases and Acquisitions

The Jersey Companies Law provides that where a person has made an offer to acquire a class of all of our outstanding shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire 90% or more of such outstanding shares, that person is then entitled (and may be required) to acquire the remaining shares of such shares. In such circumstances, a holder of any such remaining shares may apply to the Jersey court for an order that the person making such offer not be entitled to purchase the holder’s shares or that the person purchase the holder’s shares on terms different to those under which the person made such offer.

Other than as described above and below under “U.K. City Code on Takeovers and Mergers,” we are not subject to any regulations under which a shareholder that acquires a certain level of share ownership is then required to offer to purchase all of our remaining shares on the same terms as such shareholder’s prior purchase.

Compromises and Arrangements

Where we and our creditors or shareholders or a class of either of them propose a compromise or arrangement between us and our creditors or our shareholders or a class of either of them (as applicable), the Jersey court may order a meeting of the creditors or class of creditors or of our shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon us and all the creditors, shareholders or members of the specific class of either of them (as applicable).

Whether the capital of the company is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.

U.K. City Code on Takeovers and Mergers

The U.K. City Code on Takeovers and Mergers, or the Takeover Code, applies, among other things, to an offer for a public company whose registered office is in the Channel Islands and whose securities are not admitted to trading on a regulated market or a multilateral trading facility in the United Kingdom or any stock exchange in the Channel Islands or the Isle of Man if the company is considered by the Panel on Takeovers and Mergers, or the Takeover Panel, to have its place of central management and control in the United Kingdom or the Channel Islands or the Isle of Man (in each case, a “Code Company”). This is known as the “residency test.” Under the Takeover Code, the Takeover Panel will determine whether we have our place of central management and control in the United Kingdom, the Channel Islands or the Isle of Man by looking at various factors, including the structure of our board of directors, the functions of the directors and where they are resident.

The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers for Code Companies. Under Rule 9 of the Takeover Code, if a person:

•	acquires an interest in shares of a Code Company that, when taken together with shares in which persons acting in concert with such person are interested, carry 30% or more of the voting rights of the Code Company; or

•	who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the Code, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer (or provide a cash alternative) for the Code Company’s outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

We currently do not anticipate being subject to the Takeover Code, as we intend to have our place of central management and control outside of the United Kingdom, the Channel Islands or the Isle of Man, but may in the

future become subject to it due to changes in the board’s composition, changes in the Takeover Panel’s interpretation of the Takeover Code or other events.

Rights of Minority Shareholders

Under Article 141 of the Jersey Companies Law, a shareholder may apply to court for relief on the grounds that the conduct of our affairs, including a proposed or actual act or omission by us, is “unfairly prejudicial” to the interests of our shareholders generally or of some part of our shareholders, including at least the shareholder making the application. What amounts to unfair prejudice is not defined in the Jersey Companies Law. There may also be common law personal actions available to our shareholders.

Under Article 143 of the Jersey Companies Law (which sets out the types of relief a court may grant in relation to an action brought under Article 141 of the Jersey Companies Law), the court may make an order regulating our affairs, requiring us to refrain from doing or continuing to do an act complained of, authorizing civil proceedings and providing for the purchase of shares by us or by any of our other shareholders.

Jersey Regulatory Matters

The Jersey Financial Services Commission, or JFSC, has given, and has not withdrawn, its consent under Article 2 of the Control of Borrowing (Jersey) Order 1958 to the issue of our ordinary shares. The JFSC is protected by the Control of Borrowing (Jersey) Law 1947 against any liability arising from the discharge of its functions under that law.

We have not yet sought the consent of the JFSC under Articles 2 or 4 (as applicable) of the Control of Borrowing (Jersey) Order 1958 to the issue of any other securities, but we will be required to do so before we can issue any such securities.

This document does not constitute a “prospectus” for the purposes of the Companies (Jersey) Law 1991 as no invitation is made pursuant to it to the public to become a member of us or to acquire or apply for any securities issued by us. However, such an invitation might be made pursuant to any prospectus supplement and, if it is, we will need to deliver a copy of such prospectus supplement (together with this document) to the Jersey Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002 and obtain from the Jersey Registrar of Companies his consent to its circulation.

It must be distinctly understood that, in giving any such consents, neither the Jersey Registrar of Companies nor the JFSC takes, or will take, any responsibility for the financial soundness of the Company or for the correctness of any statements made, or opinions expressed, with regard to it. If you are in any doubt about the contents of this document or any prospectus supplement, you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.

The price of securities and the income from them can go down as well as up. Nothing in this document or any prospectus supplement or anything communicated to holders or potential holders of any of our securities (or interests in them) by or on behalf of the Company is intended to constitute or should be construed as advice on the merits of the purchase of or subscription for any securities (or interests in them) for the purposes of the Financial Services (Jersey) Law 1998.

The directors of the Company have taken all reasonable care to ensure that the facts stated in this document are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in the document, whether of facts or opinion. All the directors of the Company accept responsibility accordingly.

Differences in Corporate Law

Set forth below is a comparison of certain shareholder rights and corporate governance matters under Delaware law and Jersey law:

Corporate Law Issue	Delaware Law	Jersey Law
Special Meetings of Shareholders	Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or by-laws. However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated for the annual meeting, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder.

Shareholders holding 10% or more of the company’s voting rights and entitled to vote at the relevant meeting may legally require our directors to call a meeting of shareholders.

The Jersey Financial Services Commission, or JFSC, may, at the request of any officer, secretary or shareholder, call or direct the calling of an annual general meeting. Failure to call an annual general meeting in accordance with the requirements of the Jersey Companies Law is a criminal offense on the part of a Jersey company and its directors and secretary.

Interested Director Transactions

Interested director transactions are permissible and may not be legally voided if:

•     either a majority of disinterested directors, or a majority in interest of holders of shares of the corporation’s capital stock entitled to vote upon the matter, approves the transaction upon disclosure of all material facts; or

•     the transaction is determined to have been fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

An interested director must disclose to the company the nature and extent of any interest in a transaction with the company, or one of its subsidiaries, which to a material extent conflicts or may conflict with the interests of the company and of which the director is aware. Failure to disclose an interest entitles the company or a shareholder to apply to the court for an order setting aside the transaction concerned and directing that the director account to the company for any profit.

A transaction is not voidable and a director is not accountable notwithstanding a failure to disclose an interest if the transaction is confirmed by special resolution and the nature and extent of the director’s

Corporate Law Issue	Delaware Law	Jersey Law
interest in the transaction are disclosed in reasonable detail in the notice calling the meeting at which the resolution is passed.

Although it may still order that a director account for any profit, a court will not set aside a transaction unless it is satisfied that the interests of third parties who have acted in good faith would not thereby be unfairly prejudiced and the transaction was not reasonable and fair in the interests of the company at the time it was entered into.

Cumulative Voting	The certificate of incorporation of a Delaware corporation may provide that shareholders of any class or classes or of any series may vote cumulatively either at all elections or at elections under specified circumstances.	There are no provisions in the Jersey Companies Law relating to cumulative voting.

Approval of Corporate Matters by Written Consent	Unless otherwise specified in a corporation’s certificate of incorporation, shareholders may take action permitted to be taken at an annual or special meeting, without a meeting, notice or a vote, if consents, in writing, setting forth the action, are signed by shareholders with not less than the minimum number of votes that would be necessary to authorize the action at a meeting. All consents must be dated and are only effective if the requisite signatures are collected within 60 days of the earliest dated consent delivered.	If permitted by the articles of association of a company, a written consent signed and passed by the specified majority of members may effect any matter that otherwise may be brought before a shareholders’ meeting, except for the removal of a company’s auditors. Such consent shall be deemed effective when the instrument, or the last of several instruments, is signed by the specified majority of members or on such later date as is specified in the resolution.

Business Combinations	With certain exceptions, a merger, consolidation or sale of all or substantially all of the assets of a Delaware corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.	A sale or disposal of all or substantially all the assets of a Jersey company must be approved by the board of directors and, only if the articles of association of the company require, by the shareholders in general meeting. A merger involving a Jersey company

Corporate Law Issue	Delaware Law	Jersey Law
must be generally documented in a merger agreement which must be approved by special resolution of that company.

Limitations on Director’s Liability and Indemnification of Directors and Officers

A Delaware corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the authorization of unlawful dividends, stock purchases or redemptions, or any transaction from which a director derived an improper personal benefit. Moreover, these provisions would not be likely to bar claims arising under U.S. federal securities laws.

A Delaware corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of his or her position if (i) the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

The Jersey Companies Law does not contain any provision permitting Jersey companies to limit the liabilities of directors for breach of fiduciary duty.

However, a Jersey company may exempt from liability, and indemnify directors and officers for, liabilities:

•     incurred in defending any civil or criminal legal proceedings where:

•     the person is either acquitted or receives a judgment in their favor;

•     where the proceedings are discontinued other than by reason of such person (or someone on their behalf) giving some benefit or suffering some detriment; or

•     where the proceedings are settled on terms that such person (or someone on their behalf) gives some benefit or suffers some detriment but in the opinion of a majority of the disinterested directors, the person was substantially successful on the merits in the person’s resistance to the proceedings;

•     incurred to anyone other than to the

Corporate Law Issue	Delaware Law	Jersey Law

company if the person acted in good faith with a view to the best interests of the company;

•     incurred in connection with an application made to the court for relief from liability for negligence, default, breach of duty or breach of trust under Article 212 of the Jersey Companies Law in which relief is granted to the person by the court; or

•     incurred in a case in which the company normally maintains insurance for persons other than directors.

Appraisal Rights	A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration the shareholder would otherwise receive in the transaction.	No appraisal rights.

Shareholder Suits	Class actions and derivative actions generally are available to the shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste	Under Article 141 of the Jersey Companies Law, a shareholder may apply to court for relief on the ground that the conduct of a company’s affairs, including a proposed or actual act or
	and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	omission by a company, is “unfairly prejudicial” to the interests of shareholders generally or of some part of shareholders, including at least the shareholder making the application.

Corporate Law Issue	Delaware Law	Jersey Law
There may also be customary law personal actions available to shareholders. Under Article 143 of the Jersey Companies Law (which sets out the types of relief a court may grant in relation to an action brought under Article 141 of the Jersey Companies Law), the court may make an order regulating the affairs of a company, requiring a company to refrain from doing or continuing to do an act complained of, authorizing civil proceedings and providing for the purchase of shares by a company or by any of its other shareholders.

Inspection of Books and Records	All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.	The register of shareholders and books containing the minutes of general meetings or of meetings of any class of shareholders of a Jersey company must during business hours be open to the inspection of a shareholder of the company without charge. The register of directors and secretaries must during business hours (subject to such reasonable restrictions as the company may by its articles of association or in general meeting impose, but so that not less than two hours in each business day be allowed for inspection) be open to the inspection of a shareholder or director of the company without charge.

Amendments to Charter	Amendments to the certificate of incorporation of a Delaware corporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or such greater vote as is provided for in the certificate of incorporation. A provision in the certificate of incorporation requiring the vote of a greater number or proportion of the directors or of the holders of any class of shares than is required by Delaware corporate law may not be amended, altered or repealed except by such greater vote.	The memorandum of association and articles of association of a Jersey company may only be amended by special resolution (being a two-third majority if the articles of association of the company do not specify a greater majority) passed by shareholders in general meeting or by written resolution signed by all the shareholders entitled to vote.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021, and its telephone number is (800) 662-7232.

Listing

Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “MIME.”

SELLING SHAREHOLDERS

This prospectus also relates to the possible sale by certain of our shareholders, who we refer to in this prospectus as the selling shareholders, of up to 20,539,000 ordinary shares that were issued and outstanding prior to the date of the registration statement of which this prospectus forms a part. The selling shareholders are generally former holders of our preferred shares originally acquired through several private placements prior to our initial public offering. All of such preferred shares were converted into ordinary shares in connection with our initial public offering.

An applicable prospectus supplement will set forth the name of each of the selling shareholders and the number of securities beneficially owned by such selling shareholder that are covered by such applicable prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by, or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and/or the selling shareholders may sell the securities in and outside the United States (a) through underwriters or dealers, (b) through agents or (c) through a combination of any of these methods. In addition, we may sell the securities in and outside the United States directly to purchasers, including our affiliates. The applicable prospectus supplement or free writing prospectus will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

The distribution of offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the market prices, or at negotiated prices.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. We and/or the selling shareholders may grant underwriters an option to purchase additional securities to cover over-allotment, if any, or otherwise in connection with the distribution. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on NASDAQ (or any exchange or quotation system on which our securities are listed) may engage in passive market making transactions in our ordinary shares, preferred shares, debt securities, warrants or units, as applicable, on NASDAQ in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we and/or the selling shareholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement or free writing prospectus the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly, and not through underwriters or agents. We and/or the selling shareholders may also sell the securities through agents designated from time to time. In the prospectus supplement or free writing prospectus, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement or free writing prospectus, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and/or the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or free writing prospectus.

We and/or the selling shareholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We and/or the selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, the third party may use securities pledged by us and/or the selling shareholders or borrowed from us and/or the selling shareholders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us and/or the selling shareholders in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or free writing prospectus (or a post-effective amendment).

Delayed Delivery Contracts

If we so indicate in the prospectus supplement or free writing prospectus, we and/or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us and/or the selling shareholders at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement or free writing prospectus. The prospectus supplement or free writing prospectus will describe any commission payable for solicitation of those contracts.

Subscription Offerings

Direct sales to investors or our shareholders may be accomplished through subscription offerings or through subscription rights distributed to shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through subscription rights, the subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration.

General Information

We and/or the selling shareholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal matters with respect to U.S. federal securities law and New York law in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to English law and Jersey law in connection with the validity of the shares being offered by this prospectus and other legal matters will be passed upon for us by Taylor Wessing LLP, U.K. and Mourant Ozannes, Jersey, respectively.

EXPERTS

The consolidated financial statements of Mimecast Limited appearing in Mimecast Limited’s Annual Report (Form 20-F) for the year ended March 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are organized under the laws of the Bailiwick of Jersey. A substantial number of our directors and officers reside outside the United States, and all or a substantial portion of our assets, and all or a substantial portion of the assets of such persons, are located outside the United States. As a result, it may not be possible to effect service of process within the United States on us or our directors and management, or to enforce against us or such persons judgments obtained in a U.S. court, including judgments predicated upon civil liability provisions of the federal securities or other laws of the U.S. or any U.S. state.

We have appointed Mimecast North America, Inc. as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction arising out of or based on the underwriting agreement related to the ordinary shares.

A judgment of a U.S. court is not directly enforceable in Jersey, but constitutes a cause of action which will be enforced by Jersey courts provided that:

•	the applicable U.S. courts had jurisdiction over the case, as recognized under Jersey law;

•	the judgment is final and conclusive (if the judgment is subject to a possible appeal enforcement may be stayed until any appeal is resolved);

•	the judgment is for a debt or definite sum of money, not being taxes, fines or similar penalties, or multiple damages (although the Jersey courts have inherent jurisdiction to recognise and enforce an in personam judgment of a foreign court at the Jersey court’s discretion in certain circumstances);

•	the defendant is not immune under the principles of public international law;

•	the same matters at issue in the case were not previously the subject of a judgment or disposition in a court of another jurisdiction;

•	the judgment was not obtained by fraud; and

•	the recognition and enforcement of the judgment is not contrary to public policy in Jersey, including observance of the principles of what are called “natural justice” and rights under the European Convention on Human Rights, which among other things require that documents in the U.S. proceeding were properly served on the defendant and that the defendant was given the right to be heard and represented by counsel in a free and fair trial within a reasonable period of time before an independent and impartial tribunal.

Jersey courts award compensation for the loss or damage actually sustained by the plaintiff. The Jersey courts have considered but never awarded punitive or exemplary damages which are only available in appropriate circumstances and there is therefore some doubt as to whether they would enforce an award of such damages as a matter of course. Whether a particular judgment may be deemed contrary to Jersey public policy depends on the facts of each case, though judgments found to be exorbitant, unconscionable, or excessive may be deemed as contrary to public policy. Pursuant to the Protection of Trading Interests Act 1980, a statute of the United Kingdom extended to Jersey by the Protection of Trading Interests Act 1980 (Jersey) Order, 1983, the Jersey courts will not enforce a judgment against a qualifying defendant, which would include us, for an amount arrived at by multiplying a sum assessed as compensation for the loss or damage sustained by the person in whose favor the judgment is given.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with the securities registered under this registration statement. All amounts other than the SEC registration fee and FINRA filing fee are estimates.

SEC registration fee		$56,451.40
FINRA filing fee		*
NASDAQ fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Trustee’s fees and expenses		*
Miscellaneous costs		*

Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Association include provisions that indemnify, to the fullest extent allowable under Jersey law, the personal liability of directors or officers for monetary damages for actions taken as our director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. However, exculpation does not apply if the directors acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from their actions as directors. We will also be expressly authorized to advance certain reasonable expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities.

We believe that the limitation of liability and indemnification provisions in our Articles of Association and the indemnification agreements that we have entered into with certain of our executive officers and directors will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 9.	EXHIBITS

Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibit	File Date (mm/dd/yyyy)

1.1*	Form of Underwriting Agreement

3.1	Articles of Association of the Registrant	F-1/A	333-207454	3.2	11/06/2015

4.1	Specimen certificate evidencing ordinary shares of the Registrant	F-1/A	333-207454	4.1	11/06/2015

4.2	Subscription and Shareholders’ Agreement, dated September 18, 2012, by and among Mimecast UK and the other parties thereto	F-1	333-207454	4.2	10/16/2015

4.2.1	Shareholders Agreement, dated November 5, 2015, by and among the Registrant, Mimecast UK and the other parties thereto	F-1/A	333-207454	4.2.1	11/06/2015

4.3	Registration Rights Agreement, dated September 18, 2012, by and among Mimecast UK and the other parties thereto	F-1	333-207454	4.3	10/16/2015

4.3.1	Registration Rights Agreement, dated November 5, 2015, by and among the Registrant, Mimecast UK and the other parties thereto	F-1/A	333-207454	4.3.1	11/06/2015

4.4*	Form of Warrant Agreement

4.5*	Form of Unit Agreement

4.6	Form of Indentures for Subordinated Debt Securities

4.7	Form of Indenture for Senior Debt Securities

5.1	Opinion of Mourant Ozannes (Jersey counsel to the Company) relating to the base prospectus

5.2	Opinion of Goodwin Procter LLP (United States counsel to the Company) relating to the base prospectus

12.1*	Statement of Computation of Earnings to Fixed Charges

23.1	Consent of Mourant Ozannes (included in Exhibit 5.1)

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.2)

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Computershare Trust Company, N.A.

*	To be filed as an exhibit to a Report on Form 6-K and incorporated herein by reference

ITEM 10.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (Section 230.430B of this chapter):

(A) Each prospectus filed by each registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this registration statement or a prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or a prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or a prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on January 20, 2017.

MIMECAST LIMITED

By:	/s/ Peter Bauer
Name:	Peter Bauer
Title:	Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Peter Bauer, Peter Campbell and Robert P. Nault, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement on Form F-3 under the Securities Act of 1933, as amended, including any amendment or amendments relating thereto (and, in addition, any post-effective amendments), as well as all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Peter Bauer Peter Bauer	Chief Executive Officer and Director (Principal Executive Officer)	January 20, 2017

/s/ Peter Campbell Peter Campbell	Chief Financial Officer (Principal Financial and Accounting Officer)	January 20, 2017

/s/ Neil Murray Neil Murray	Director	January 20, 2017

/s/ Christopher FitzGerald Christopher FitzGerald	Director	January 20, 2017

/s/ Norman Fiore Norman Fiore	Director	January 20, 2017

/s/ Jeffrey Lieberman Jeffrey Lieberman	Director	January 19, 2017

Signature	Title	Date

/s/ Bernard Dallé Bernard Dallé	Director	January 19, 2017

/s/ Hagi Schwartz Hagi Schwartz	Director	January 20, 2017

MIMECAST NORTH AMERICA, INC.

Authorized Representative in the United States

By:	/s/ Peter Campbell
Name:	Peter Campbell
Title:	Chief Financial Officer